Exhibit 99.1

Source: DropCar, Inc.

February 16, 2018 07:00 ET

DropCar Provides A Post-Merger Business Update

•	Monthly Consumer Subscriber Base is ~1,400, Up From ~500 Exiting Calendar Year 2016
•	B2B Automotive Movements Exceeded 5,700 in Calendar Year Quarter 4, up ~200% Year over Year
•	DropCar Adds Multiple Premier Auto Original Equipment Manufacturers (OEMs) & Dealers

NEW YORK, Feb. 16, 2018 (GLOBE NEWSWIRE) -- DropCar (NASDAQ:DCAR) a provider of app-based automotive logistics and mobility services for consumers and the automotive industry, is providing a business update following its recent (January 30, 2018) merger with WPCS International Incorporated. On January 31, 2018, DropCar began trading on the NASDAQ Capital Market under the symbol “DCAR”.

DropCar Delivers Robust Growth in 2017

DropCar's consumer and enterprise automotive segments (excluding WPCS’ contracting unit) delivered strong results in 2017, while growth prospects continue to expand. Overall consumer automotive movements exceeded 28,000 during the fourth quarter of 2017, up from approximately 10,700 in the fourth quarter of 2016. Quarterly enterprise movements have eclipsed 5,700 versus approximately 2,000 a year ago.

DropCar's consumer subscription services, such as STEVE (monthly parking subscription service) and Premier (higher-end parking and service subscription package) almost tripled its base to more than 1,400 monthly subscribers, up from approximately 500 at the end of 2016. DropCar’s consumer subscriptions provide Manhattan and Brooklyn-based car owners with outer-borough parking and concierge services (drop-off and pick-up in Manhattan and Brooklyn) for as low as $379 per month (STEVE).

This segment, which successfully increased STEVE pricing (from $349 to $379) and added a Premier Plan ($499 per month) in January 2018, continues to experience excellent and sticky (i.e. low churn) demand, due to its compelling value proposition. Local parking rates, particularly in Manhattan, are increasingly expensive, as supply trends tighten in response to elevated real estate valuations.

DropCar’s captive consumer base of approximately 1,400 continues to generate incremental opportunities in adjacent markets, ranging from auto repair (e.g. a qualified network of mechanic/repair servicing with volume discounted pricing) to luxury real estate. Along these lines, DropCar is working with upscale apartment management groups, who are looking to incorporate DropCar offerings into luxury bundles.

DropCar Adds Premier Dealerships to its B2B Base

Over the last few months, DropCar added Manhattan Motors (Porsche) and Toyota of Manhattan to its premier automotive roster, which already includes Mercedes of Manhattan, Lexus of Manhattan, and Jaguar and Land Rover of Manhattan.

Moreover, DropCar has added two unnamed top-tier auto OEMs to its customer base and is currently in discussions with additional automotive manufacturers and rental conglomerates.

DropCar’s Vehicle Assistance & Logistics (VAL) platform enables the maintenance and sales teams at dealers to provide an entirely new level of service to customers by automating the pickup and delivery of vehicles for service and maintenance.

In addition to extending the auto OEM and dealer relationship with consumers well beyond the point-of-sale, DropCar’s price-per-movement and volume-flex structures enable automotive enterprises to efficiently, predictably and most-economically manage car movements.

Growth Prospects Continue to Brighten

Management believes DropCar’s consumer and enterprise segments will continue to grow in tandem with DropCar's ability to efficiently expand and deploy its team of seasoned valets. DropCar currently employs approximately 250 valets, up from 84 at the end of 2016.

In anticipation of a substantial enterprise expansion, DropCar recently converted a large portion of its seasoned valets into field management roles. While this transition momentarily tempered valet-base expansion, it enables DropCar to efficiently absorb the anticipated demand surge in 2018 from Tier-One automotive OEMs, dealerships and concierge service subscribers.

DropCar’s highly-scalable logistics platform is dynamic, self-improving (increasingly incorporating artificial intelligence) and big-data driven. Not only does it harvest an increasingly valuable trove of big data (e.g. consumer auto-related data), but it proactively benefits from best-of-breed sources such as Google and Waze. Along these lines, DropCar management eventually plans to monetize its software/middleware platforms and big data harvests through licensing agreements.

DropCar: A Unique & Newly Accessible Auto-Tech Pure Play

DropCar is at the nexus of the urban mobility revolution and the auto-industry evolution. The company is reinventing the traditional models for car ownership, parking, and maintenance all while enabling auto dealers to better connect with customers, mobility companies to better manage fleets, and car OEMs to launch new revenue vectors, such as vehicle subscriptions.

With access to the public markets and a currency that can help attract and retain talent, DropCar is a unique pure-play within the burgeoning auto tech and driver mobility sector. This dynamic segment, which includes heralded “disruptors” such as Lyft and Uber, is rapidly changing the automotive experience, and has therefore attracted substantial investments from the likes of General Motors, Ford, Toyota, BMW iVentures and others over the last two years.

About DropCar

Founded and launched in New York City in 2015, DropCar (NASDAQ:DCAR) offers its Vehicle Support Platform (VSP), a cloud-based platform and mobile app that help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Its technology platform blends the efficiency and scale of cloud computing, machine learning and connected cars with the high-touch of highly trained drivers to move cars to/from fully staffed, secure garages to/from the people (or businesses) who own them. Consumers use DropCar’s mobile app to ease the cost and stress of owning a car in the city. Dealerships, leasing companies, OEMs and shared mobility companies use DropCar’s enterprise platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at www.dropcar.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Daniel Gelbtuch, VP of Corporate Finance for DropCar

(917) 509-9582

Media Contact

John Williams, Scoville PR for DropCar

(206) 625-0075